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                                                                       EXHIBIT 8

                              September 18, 1996


Equity Residential Properties Trust
Two North Riverside Plaza
Suite 450
Chicago, Illinois  60606

Ladies and Gentlemen:

          We have acted as counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement" including a "Prospectus"), filed with the Securities and Exchange Commission on September 18, 1996, relating to the proposed public offering of up to $500,000,000 in aggregate amount of (i) its common shares of beneficial interest, $.01 par value ("Common Shares"), (ii) one or more series of its preferred shares of beneficial interest, $.01 par value (the "Preferred Shares"), and (iii) depositary shares representing fractional interests in Preferred Shares (the "Depositary Shares"). In connection with the registration of the Preferred Shares, Common Shares and Depositary Shares, we have been asked to provide an opinion regarding certain federal income tax matters related to the Company. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Registration Statement.

          The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations, the legislative history, and existing administrative rulings and practices of the Internal Revenue Service (including its practices and policies in issuing private letter rulings, which are not binding on the Internal Revenue Service except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service or a court of competent jurisdiction, or of a contrary position by the Internal
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Equity Residential Properties Trust
September 18, 1996
Page 2


Revenue Service or the Treasury Department in regulations or rulings issued in the future.

          In rendering our opinion, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinion, including the following: (1) the Registration Statement (including the exhibits thereto) and the Prospectus; (2) the Amended and Restated Declaration of Trust of the Company (the "Declaration of Trust") as in effect on the date hereof; (3) the Fourth Amended and Restated ERP Operating Limited Partnership Agreement of Limited Partnership, dated September 30, 1995; (4) the Equity Residential Properties Management Limited Partnership Agreement of Limited Partnership, dated July 23, 1993 and the Equity Residential Properties Management Limited Partnership II Agreement of Limited Partnership, dated November 3, 1994 (collectively, these two partnerships will be referred to as the "Management Partnerships"); (5) the articles of incorporation, by-laws and stock ownership information of the three Management Corps.; (6) the partnership agreements or limited liability company agreements of the Financing Partnerships and all other partnerships or limited liability companies in which the Operating Partnership has an interest (collectively, the "Subsidiary Partnerships") (for a list of the Subsidiary Partnerships, see Exhibit A); and (7) the articles of incorporation, by-laws and stock ownership information of the QRS Corporations (for a list of the QRS Corporations, see Exhibit B). The opinion set forth in this letter also is premised on certain representations of the Company and the Operating Partnership.

          In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. Moreover, we have assumed that the Company, the Operating Partnership, and the Subsidiary Entities (as defined in the Prospectus) each have been and will continue to be operated in the manner described in the relevant partnership agreement, limited liability company agreement, articles of incorporation or other organizational documents and in the Prospectus. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.
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Equity Residential Properties Trust
September 18, 1996
Page 3


          For the purposes of our opinion, we have not made an independent investigation of the facts set forth in the documents we reviewed. We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

          We assume for the purposes of this opinion that the Company is a validly organized and duly incorporated real estate investment trust under the laws of the State of Maryland, that the Management Corps. and the QRS Corporations are validly organized and duly incorporated corporations under the laws of the states in which they are incorporated, and that the Operating Partnership, the Management Partnerships, and the Financing Partnerships are duly organized and validly existing partnerships or limited liability companies under the laws of the states in which they are organized.

          Based upon, and subject to, the foregoing and the next paragraph below, we are of the opinion that:

          1. The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years ended December 31, 1993, December 31, 1994, and December 31, 1995, and the Company's current organization and method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT; and

          2. The discussions in the Prospectus under the heading "Federal Income Tax Considerations," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

          The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Prospectus with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its share ownership. Hogan & Hartson L.L.P. will not review the
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Equity Residential Properties Trust
September 18, 1996
Page 4

Company's compliance with these requirements on a continuing basis. No assurance can be given that the actual results of the operations of the Company, the Operating Partnership, and the Subsidiary Entities, the sources of their income, the nature of their assets, the level of the Company's distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

          For a discussion relating the law to the facts and the legal analysis underlying the opinion set forth in this letter, we incorporate by reference the discussion of federal income tax issues, which we assisted in preparing, in the section of the Prospectus under the heading "Federal Income Tax Considerations." We note that the Prospectus does not necessarily address all of the federal income tax considerations that may be relevant to a holder of Securities, depending upon the particular form and economic terms of the Securities when issued. It is our understanding that in the event the Company issues Securities, the Company will prepare an additional supplement to the Prospectus, which supplement, together with the Prospectus, will address the federal income tax considerations that are likely to be material to a holder of such Securities.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter, and we are not undertaking to update the opinion letter from time to time. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.

                                       Very truly yours,



                                       Hogan & Hartson L.L.P.
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                                                                       Exhibit A

                            SUBSIDIARY PARTNERSHIPS


1.   EQR-Emerald Place Financing Limited Partnership;

2.   EQR-Essex Place Financing Limited Partnership;

3.   EQR-Tanasbourne Terrace Financing Limited Partnership;

4.   EQR-Reserve Square Limited Partnership;

5.   Country Club Associates Limited Partnership;

6.   Second Country Club Associates Limited Partnership;

7.   Second Georgian Woods Limited Partnership;

8.   Greenwich Woods Associates Limited Partnership;

9.   Artery Northampton Limited Partnership;

10.  Third Towne Centre Limited Partnership;

11.  Fourth Towne Centre Limited Partnership;

12.  EQR-BS Financing Limited Partnership;

13.  EQR-Chaparral Creek GP Limited Partnership;

14.  E-Chaparral Associates Limited Partnership;

15.  EQR-Lincoln Green I and II GP Limited Partnership;

16.  E-G One Associates;

17.  E-G Two Associates;

18.  EQR-Lodge (OK) GP Limited Partnership;

19.  E-Lodge Associates;

20.  EQR-Stonebrook GP Limited Partnership;

21.  E-Stonebrook Associates;

22.  EQR-Sleepy Hollow Financing Limited Partnership;

23.  EQR-EOI Financing Limited Partnership;

24.  EQR-Continental Villas Financing Limited Partnership;

25.  EQR-Doral Financing Limited Partnership;

26.  EQR-Governor's Place Financing Limited Partnership;

27.  EQR-Plantation Financing Limited Partnership;
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                                                                       Exhibit A

28.  EQR-Valley Park South Financing Limited Partnership;

29.  EQR-Yorktowne Financing Limited Partnership;

30.  EQR-SWN Line Financing Limited Partnership;

31.  EQR-Arbors Financing Limited Partnership;

32.  EQR-Breton Hammocks Financing Limited Partnership;

33.  EQR-Met Financing Limited Partnership;

34.  EQR-Met CA Financing Limited Partnership;

35.  EQR-Wellington Hill Financing Limited Partnership;

36.  Equity-Chaparral Venture Limited Partnership;

37.  Equity-Green I Venture;

38.  Equity-Green II Venture;

39.  Equity-Lodge Venture Limited Partnership;

40.  Equity-Stonebrook Venture Limited Partnership;

41.  EQR-Fountainhead I Financing General Partnership;

42.  EQR-Fountainhead II Financing General Partnership;

43.  EQR-Fountainhead III Financing General Partnership;

44.  Georgian Woods Annex Associates;

45.  EQR-Camellero Financing Limited Partnership;

46.  EQR-Arizona, L.L.C.;

47.  EQR-Washington, L.L.C.;

48.  EQR-Wellington, L.L.C.;

49.  EQR-Oregon, L.L.C.;

50.  EQR-Waterfall, L.L.C.;

51.  Multifamily Portfolio LP Limited Partnership;

52.  EQR-California, L.C.C.;

53.  EQR-Plantation, L.L.C.;

54.  EQR-ArtBHolder, L.L.C.;

55.  EQR-Art CapLoan, L.L.C.;

56.  EQR-Keystone Financing G.P.;

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                                                                       Exhibit A

57.  Country Ridge General Partnership;

58.  Rosehill Pointe General Partnership;

59.  EQR-Canter Chase General Partnership;

60.  Hunter's Glen General Partnership;

61.  Sunny Oak Village General Partnership;

62.  EQR-Pine Meadows Garden General Partnership;

63.  EQR-Bond Partnership;

64.  EQR-Park Place I General Partnership;

65.  EQR-Park Place II General Partnership;

66.  EQR-Marbrisa General Partnership.



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                                                                       Exhibit B




                               QRS CORPORATIONS


1.  ERP-QRS BS, Inc.;

2.  ERP-QRS Chaparral Creek, Inc.;

3.  ERP-QRS Lincoln Green, Inc.;

4.  ERP-QRS Lodge (OK), Inc.;

5.  ERP-QRS Stonebrook, Inc.;

6.  ERP-QRS Sleepy Hollow, Inc.;

7.  ERP-QRS EOI, Inc.;

8.  ERP-QRS Continental Villas, Inc.;

9.  ERP-QRS Doral, Inc.;

10. ERP-QRS Governor's Place, Inc.;

11. ERP-QRS Plantation, Inc.;

12. ERP-QRS Valley Park South, Inc.;

13. ERP-QRS Yorktowne, Inc.;

14. ERP-QRS SWN Line, Inc.;

15. ERP-QRS Arbors, Inc.;

16. ERP-QRS Breton Hammocks, Inc.;

17. ERP-QRS Emerald Place, Inc.;

18. ERP-QRS Essex Place, Inc.;

19. ERP-QRS Met, Inc.;

20. ERP-QRS Met CA, Inc.;

21. ERP-QRS Wellington Hill, Inc.;

22. ERP-QRS Tanasbourne Terrace, Inc.;

23. ERP-QRS Reserve Square, Inc.;

24. ERP-QRS Camellero, Inc.;

25. QRS-LLC, Inc.;

26. QRS-Waterfall, Inc.;
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                                                                       Exhibit B



27.  QRS-ArtBHolder, Inc.;

28.  QRS-ArtCapLoan, Inc.

29.  ERP-QRS Rosehill Pointe, Inc.;

30.  ERP-QRS Country Ridge, Inc.;

31.  ERP-QRS Lakeville Resort, Inc.;

32.  ERP-QRS Park Place I, Inc.;

33.  ERP-QRS Park Place II, Inc.;

34.  ERP-QRS Sunny Oak Village, Inc.;

35.  ERP-QRS Pine Meadows Garden, Inc.;

36.  ERP-QRS Hunter's Glen, Inc.;

37.  ERP-QRS Canter Chase, Inc.;

38.  QRS-Bond, Inc.;

39.  ERP-QRS Marbrisa, Inc.;

40.  ERP-QRS Songbird, Inc.


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